FOR IMMEDIATE RELEASE
Roadrunner Transportation Systems Announces New York Stock Exchange Listing Extension

Downers Grove, IL (BUSINESS WIRE) - October 10, 2017 -- Roadrunner Transportation Systems, Inc. (“Roadrunner”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced that it has received an extension for continued listing and trading of Roadrunner’s common stock on the New York Stock Exchange (the “NYSE”).

The extension, which is subject to review by the NYSE on an ongoing basis, provides Roadrunner until December 15, 2017 to file with the Securities and Exchange Commission (“SEC”) Roadrunner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Roadrunner’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2017 and June 30, 2017. The delay in filing these reports is the result of Roadrunner’s previously disclosed financial restatement process. During the extension period, trading of Roadrunner’s shares on the NYSE will remain unaffected. The NYSE has discretion under its rules to grant Roadrunner further extensions beyond December 15, 2017.

About Roadrunner Transportation Systems, Inc.
Roadrunner is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner Freight, Roadrunner Express, Roadrunner Temperature Controlled, Roadrunner Truckload Plus, Roadrunner Intermodal Services and Ascent Global Logistics® brands. The Roadrunner brand offers solutions including less-than-truckload, air and ground domestic and cross-border expedite, dry van and temperature controlled truckload logistics and intermodal services. The Ascent Global Logistics brand offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding the timing for Roadrunner’s filings with the SEC and the timing associated with the trading of Roadrunner’s common stock on the NYSE. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements, to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, the risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Contact
Roadrunner Transportation Systems, Inc.
Paula Harte
331-903-4256

Reputation Partners
Marilyn Vollrath
414-376-8834
ir@rrts.com